                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ____________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                             _____________________

                       NEW DIRECTIONS MANUFACTURING, INC.
                (Name of registrant as specified in its charter)

                             _____________________

            Nevada                                95-4627685
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)

                             _____________________

                               2940 West Willetta
                               Phoenix, AZ 85009
                                 (602) 352-1165
            (Address and telephone number of Registrant's principal
               executive offices and principal place of business)
                             _____________________

                                   COPIES TO:

                           Lawrence W. Horwitz, Esq.
                                 Horwitz & Beam
                          Two Venture Plaza, Suite 350
                                Irvine, CA 92618
                              ____________________

Securities to be registered pursuant to Section 12(b) of the Act:

  None

Securities to be registered pursuant to Section 12(g) of the Act:

  Common Stock, $0.001 par value
  Common Stock, $0.001 no par value, underlying options
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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Phoenix, State of Arizona, on July 14, 1997.


                                 NEW DIRECTIONS MANUFACTURING, INC.


                                 By: /s/ DONALD A. METKE
                                    --------------------------------------
                                      Donald A. Metke
                                      President
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Reference is made to the description of the terms of the securities prepared in compliance with Item 202 of Regulation S-B set forth beneath the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Securities," "Underwriting," and "Legal Matters" in the prospectus filed by New Directions Manufacturing, Inc. (the "Registrant") with the Securities and Exchange Commission as part of the Registrant's Registration Statement on Form SB-2, Registration No. 333-30583 (the "Registration Statement").
                           -----


ITEM 2.   EXHIBITS.

     Pursuant to "Instructions As to Exhibits" accompanying Form 8-A, Exhibit I-1 is attached hereto, and I-2.1 through I-2.3 are incorporated herein by reference from the Registration Statement. Exhibits II-1 through II-6 are not required to be filed with, or incorporated by reference in, this Form 8-A filed with the Commission; however, to the extent such exhibits exist, they have been filed as exhibits to the Registration Statement.


EXHIBIT NUMBER        DESCRIPTION
-----------------     -----------

     I-1          -   Specimen certificate for Common Stock of the Company.

     I-2.1        -   Articles of Incorporation of the Company

     I-2.2        -   Amendment to Articles of Incorporation of the Company

     I-2.3        -   Bylaws of the Company

     II-1         -   The Registration Statement

     II-3         -   Not applicable

     II-4.1       -   See Exhibit I-2.1

     II-4.2       -   See Exhibit I-2.2

     II-4.3       -   See Exhibit I-2.3

     II-5         -   See Exhibit I-1

     II-6         -   Not applicable